AMENDMENT NUMBER 2 TO CUSTODY AGREEMENT

This Amendment Number 2 to the Custody Agreement (this “Amendment”) is made as of May 28, 2026 and effective as of June 1, 2026, by and between State Street Bank and Trust Company (“State Street”) and each entity identified on Appendix A, whose jurisdiction of formation is identified opposite its name (the “Client”);

Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Agreement (as defined below).

WHEREAS, the Client and State Street entered into a Custody Agreement dated as of December 10, 2024 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”); and

WHEREAS, State Street and the Client desire to amend the Agreement as more particularly set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Amendments.

A.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.

2.	Miscellaneous

A	Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect.

B

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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Information Classification: Confidential

Signed by the Parties:

RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS ON BEHALF OF EACH OF THE ENTITIES SET FORTH ON APPENDIX A HERETO

BY:	/s/ Ross Erickson
NAME:	Ross Erickson
TITLE:	Treasurer, Chief Financial Officer and Chief Accounting Officer
DATE:

STATE STREET BANK AND TRUST COMPANY

BY:	/s/ Scott Cheshier
NAME:	Scott Cheshier
TITLE:	Managing Director
DATE:

Information Classification: Confidential

CUSTODY AGREEMENT

Appendix A

List of Funds

(as of June 1, 2026)

Fund Name	Jurisdiction of Formation

Russell Investments Emerging Markets Equity ETF (f/k/a Emerging Markets Equity Active ETF)	Delaware

Russell Investments Global Infrastructure ETF (f/k/a Global Infrastructure Active ETF)	Delaware

Russell Investments Global Equity ETF (f/k/a Global Equity Active ETF)	Delaware

Russell Investments International Developed Equity ETF	Delaware
(f/k/a International Developed Equity Active ETF)	Delaware

Russell Investments U.S. Small Cap Equity ETF (f/k/a U.S. Small Cap Equity Active ETF)	Delaware

Russell Investments Core Plus Bond ETF	Delaware

Russell Investments Global Real Estate ETF	Delaware

Russell Investments Multisector Bond ETF	Delaware

Information Classification: Confidential